UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 30, 2014

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, MVC Capital, Inc. (the "Fund") is party to a one-year, $100 million revolving credit facility (the “Credit Facility”), dated as of July 31, 2013, with Branch Banking and Trust Company (“BB&T”).

On July 30, 2014, the Fund renewed the Credit Facility with BB&T for an additional one-year period.  The Credit Facility will now expire on July 31, 2015, at which time all outstanding amounts under the Credit Facility will be due and payable.

That same day, the Fund borrowed $100 million under the Credit Facility.  All terms of the Credit Facility remain unchanged, and borrowings under the Credit Facility continue to be secured by cash, short-term and long-term U.S. Treasury securities and other governmental agency securities.

As permitted by General Instruction B to the Form 8-K, this Current Report incorporates by reference the information contained in previously filed reports relating to the Credit Facility on Form 8-K filed on August 5, 2013 and February 5, 2014 (File No. 814-00201).

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By: /s/ Michael Tokarz
Michael Tokarz
Chairman

Dated:  August 4, 2014